Exhibit 99.1

Accelerate Diagnostics Reports Second Quarter 2024 Financial Results

TUCSON, Ariz., August 8, 2024 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced financial results for the second quarter ended June 30, 2024.

During the quarter we completed our pre-clinical trial demonstrating strong analytical performance of our WAVETM System and Gram-Negative Positive Blood Culture (PBC) assay. We are pleased to announce our pre-clinical trial was a success.” commented Jack Phillips, President and CEO of Accelerate Diagnostics, Inc. “Additionally, we were able to raise an additional $15 million with certain existing noteholders, which we anticipate will fund the company through 2025 and provide us runway to further deliver on our Wave strategic milestones.” Mr. Phillips continued.

Second Quarter 2024 Operating Highlights

▪	Notable WAVE program achievements during the quarter included:

—	Conducted a successful pre-clinical trial for our WAVE system and Gram Positive PBC assay with strong analytical performance.

—	1,570 WAVE results compared to Broth Microdilution (BMD), with overall Essential and Categorical Agreements of approximately 95% and demonstrated strong reliability.

—	Demonstrated system ease-of-use and minimal hands-on-time preanalytical PBC workflow with clinical microbiologists.

▪	Executed contract extensions with several strategic customers securing approximately 75% of U.S. Pheno® customer base to longer-term contracts ahead of the WAVE commercial launch.

▪	In the United States, added five new contracted Pheno instruments during the quarter, ending the quarter with 350 clinically live revenue-generating instruments and another 74 contracted instruments in the process of being implemented.

Subsequent Event Highlights

▪	Raised $15 million with certain existing noteholders.

▪	Retained Perella Weinberg Partners to assist with the review of strategic alternatives.

Second Quarter 2024 Financial Highlights

▪	Net sales for the quarter were $3.0 million, compared to $2.9 million for the same quarter of the prior year. Revenues from consumable products increased by 12% compared to the same period in the prior year.

▪	Gross margin was approximately 23% for the quarter, compared to approximately 27% for the same quarter of the prior year. The decline in gross margin resulted from lower capital instrument product sales mix.

▪	Selling, general, and administrative (SG&A) costs for the quarter were $5.4 million, compared to $7.6 million for the same quarter of the prior year. SG&A costs include non-cash stock-based compensation of $0.8 million and $1.3 million, respectively, for the same periods. The decline in SG&A costs is a result of lower employee-related expenses.

•	Research and development (R&D) costs for the quarter were $3.9 million, compared to $5.8 million for the same quarter of the prior year. R&D costs include non-cash stock-based compensation of $0.2 million and $0.3 million, respectively, for the same periods. The decline in R&D costs is a result of lower third-party development costs for our WAVE system.

•	Net loss was $11.6 million for the quarter, resulting in a net loss per share of $0.50.

•	Ended the quarter with total cash and cash equivalents of $9.7 million, compared to $15.8 million at the start of the quarter, which reflects $2.7 million of net proceeds from financing activities, as well as $1.5 million for both the paydown of the company’s previously outstanding 2.50% convertible senior notes and a non-recurring payment to a Wave development partner.

Year-to-date Financial 2024 Highlights

•	Net sales were $5.9 million year-to-date, compared to $5.7 million for the same period of the prior year. The increase in revenues was driven by higher consumable products sold in the current year period.

•	Gross margin was approximately 24% year-to-date, compared to 23% for the same period of the prior year.

•	SG&A costs year-to-date were $11.1 million, compared to $17.7 million for the same period of the prior year. SG&A costs include non-cash stock-based compensation of $1.6 million and $1.2 million, respectively, for the same periods. The decline in SG&A costs is a result of lower employee-related expenses.

•	R&D costs were $9.1 million year to date, compared to $12.8 million for the same period of the prior year. R&D costs include non-cash stock-based compensation of $0.5 million and $0.9 million, respectively, for the same periods. The decline in R&D costs is a result of lower employee-related expenses as well as lower third-party development costs for our WAVE system.

•	Net loss was $25.8 million year-to-date, resulting in a net loss per share of $1.16.

Full financial results for the quarter ended June 30, 2024 will be filed on Form 10-Q through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call

Management will host a conference call on Thursday, August 8, 2024, at 4:30 p.m. Eastern Time to review second quarter 2024 results.

To listen to the audio webcast online, visit ir.axdx.com. A replay of the audio webcast will be available for 30 days.

To listen by phone, dial +1.877.883.0383 and enter the Elite Entry Number: 9884567. International participants may dial +1.412.902.6506. Please dial-in 10-15 minutes prior to the start of the conference.

A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (International) using the replay code 1377013 until August 29, 2024.

Use of Non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized measures under accounting principles generally accepted in the United States of America (“GAAP”), which include SG&A, R&D, and operating income (loss) amounts excluding stock-based compensation expenses.

Our management and board of directors use expenses excluding the cost of stock-based compensation and certain impairment transactions to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operating and financing plans. Accordingly, we believe that expenses excluding the cost of stock-based compensation and certain impairment transactions provides useful information for investors in understanding and evaluating our operating results in the same manner as our management and our board of directors. Expenses excluding the cost of stock-based compensation and certain impairment transactions is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, SG&A expenses, R&D expenses, and operating income (loss) reported in accordance with GAAP. The following tables present a reconciliation of SG&A expenses, R&D expenses and operating income (loss) excluding stock-based compensation and certain impairment transactions to comparable GAAP measures for the periods indicated:

	Three Months Ended June 30, (in thousands)
	2024	2023
Sales, general and administrative	$5,379	$7,564
Non-cash equity-based compensation as a component of sales, general and administrative	768	1,299
Sales, general and administrative less non-cash equity-based compensation	$4,611	$6,265

	Three Months Ended June 30, (in thousands)
	2024	2023
Research and development	$3,903	$5,820
Non-cash equity-based compensation as a component of research and development	164	256
Research and development less non-cash equity-based compensation	$3,739	$5,564

	Three Months Ended June 30, (in thousands)
	2024	2023
Loss from operations	$8,606	$12,585
Non-cash equity-based compensation as a component of loss from operations	966	1,653
Loss from operations less non-cash equity-based compensation	$7,640	$10,932

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in approximately 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1–2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and “ACCELERATE ARC” and “ACCELERATE WAVE” diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release and the related conference call are forward-looking or may have forward-looking implications within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements, which can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” or “continue,” or variations thereon or comparable terminology, include but are not limited to, statements about: the company’s results for the quarter ended June 30, 2024, the company’s future development plans and growth strategy, including plans and objectives relating to its future operations, products and performance; projections as to when certain key business milestones may be achieved; expectations regarding the potential or benefits of the company’s products and technologies, including the Accelerate Wave system, such as the expectation of the performance of the Wave system based on pre-clinical trials; projections of future demand for the company’s products; the company’s continued investment in new product development to both enhance its existing products and bring new ones to market; the company’s expectations relating to current supply chain impacts and inflationary pressures; the company’s expectations regarding its commercial partnerships, including anticipated benefits from such collaborations; the company’s intentions and plans relating to regulatory approvals; and the company’s liquidity and capital requirements, including the company’s expectation that its recent $15 million of incremental debt will help fund the company through 2025 and provide it runway to further deliver on its Wave strategic milestones. Actual results or developments may differ materially from those projected or implied in these forward-looking statements due to significant risks and uncertainties, including, but not limited to: volatility throughout the global economy and the related impacts to the businesses of the company’s suppliers and customers, whether due to customer demand fluctuations, supply chain constraints and inflationary pressures or otherwise; difficulties in resolving the company’s continuing financial condition and ability to obtain additional capital to meet its financial obligations; the company’s ability to obtain any regulatory approvals; and less than expected operating and financial benefits resulting from cost cutting measures. Other important factors that could cause the company’s actual results to differ materially from those in its forward-looking statements include those discussed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. These forward-looking statements are also based on certain additional assumptions, including, but not limited to, that the company will retain key management personnel; the company will be successful in the commercialization of its products; the company will obtain sufficient capital to commercialize its products and continue development of complementary products; the company will be successful in obtaining marketing authorization for its products from the FDA and other regulatory agencies and governing bodies; the company will be able to protect its intellectual property; the company’s ability to respond effectively to technological change; the company’s ability to accurately anticipate market demand for its products; and that there will be no material adverse change in the company’s operations or business and general market and industry conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the company’s plans and expectations as of any subsequent date.

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For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

Unaudited

(in thousands, except share data)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$8,588	$12,138
Investments	1,158	1,081
Trade accounts receivable, net	2,289	2,622
Inventory	3,223	3,310
Prepaid expenses	798	380
Purchase obligation put option asset	—	3,419
Other current assets	1,114	1,516
Total current assets	17,170	24,466
Property and equipment, net	3,100	2,389
Finance lease assets, net	928	1,518
Operating lease right of use assets, net	787	1,177
Other non-current assets	882	1,816
Total assets	$22,867	$31,366
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,759	$4,796
Accrued liabilities	2,704	3,243
Accrued interest	144	164
Deferred revenue and income, current	791	1,545
Current portion of convertible notes	—	726
Common warrant liability	4,807	—
Finance lease, current	251	583
Operating lease, current	957	977
Total current liabilities	13,413	12,034
Finance lease, non-current	57	262
Operating lease, non-current	83	570
Deferred income, non-current	1,134	1,122
Other non-current liabilities	2,005	1,164
Convertible notes, non-current	41,062	36,102
Total liabilities	57,754	51,254

Commitments and contingencies (see Note 14)

See accompanying notes to condensed consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS (CONTINUED)

Unaudited

(in thousands, except share data)

	June 30,	December 31,
	2024	2023
Stockholders’ deficit:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized with no shares issued and outstanding on June 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value;
450,000,000 common shares authorized with 23,679,383 shares issued and outstanding on June 30, 2024 and 14,569,500 shares issued and outstanding on December 31, 2023	24	14
Contributed capital	705,280	694,634
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(694,675)	(668,857)
Accumulated other comprehensive loss	(449)	(612)
Total stockholders’ deficit	(34,887)	(19,888)
Total liabilities and stockholders’ deficit	$22,867	$31,366

See accompanying notes to condensed consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Unaudited

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net sales	$2,986	$2,921	$5,907	$5,733

Cost of sales	2,310	2,122	4,508	3,923
Gross profit	676	799	1,399	1,810

Costs and expenses:
Research and development	3,903	5,820	9,076	12,788
Sales, general and administrative	5,379	7,564	11,084	17,669
Total costs and expenses	9,282	13,384	20,160	30,457

Loss from operations	(8,606)	(12,585)	(18,761)	(28,647)

Other income (expense):
Interest expense	(2,589)	(1,175)	(5,039)	(1,593)
Interest expense related-party	—	(804)	—	(1,817)
Loss on extinguishment of debt	—	(6,550)	—	(6,550)
Loss on extinguishment of debt related-party	—	(6,755)	—	(6,755)
Gain on extinguishment of accounts payable	743	—	743	—
Loss on fair value adjustments	(1,002)	(5,030)	(2,219)	(5,030)
Foreign currency exchange gain (loss)	(263)	25	(244)	258
Interest income	116	255	316	675
Other income (expense), net	13	40	(614)	85
Total other expense, net	(2,982)	(19,994)	(7,057)	(20,727)

Net loss before income taxes	(11,588)	(32,579)	(25,818)	(49,374)
Provision for income taxes	—	(156)	—	(156)
Net loss	$(11,588)	$(32,735)	$(25,818)	$(49,530)

Basic and diluted net loss per share	$(0.50)	$(2.97)	$(1.16)	$(4.75)
Weighted average shares outstanding	23,058	11,009	22,250	10,420

Other comprehensive loss:
Net loss	$(11,588)	$(32,735)	$(25,818)	$(49,530)
Net unrealized gain on debt securities available for sale	—	4	—	28
Foreign currency translation adjustment	169	(26)	163	(281)
Comprehensive loss	$(11,419)	$(32,757)	$(25,655)	$(49,783)

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Unaudited

(in thousands)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(25,818)	$(49,530)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,735	1,617
Provision for bad debts	78	—
Equity-based compensation	2,263	2,208
Amortization of debt discount and issuance costs	3,314	692
Amortization of debt discount related-party	—	1,033
Loss on disposal of property and equipment	87	68
Unrealized gain on equity investments	(66)	(90)
Units offering issuance cost	680	—
Loss on extinguishment of debt	—	6,550
Loss on extinguishment of debt with related party	—	6,755
Gain on extinguishment of accounts payable	(743)	—
Loss on fair value adjustments	2,219	5,030
Paid-in-Kind (PIK) Interest	1,689	—
(Increase) decrease in assets:
Accounts receivable	265	74
Inventory	(139)	(30)
Prepaid expense and other	85	(77)
Increase (decrease) in liabilities:
Accounts payable	(644)	(451)
Accrued liabilities and other	(278)	348
Accrued interest	(20)	900
Accrued interest due to related party	—	784
Deferred revenue and income	(742)	(69)
Net cash used in operating activities	(16,035)	(24,188)

Cash flows from investing activities:
Purchases of equipment	(515)	(167)
Maturities of marketable securities	—	9,291
Net cash (used in) provided by investing activities	(515)	9,124

ACCELERATE DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS (CONTINUED)

Unaudited

(in thousands)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from financing activities:
Proceeds from issuance of Units to related party	4,750	—
Proceeds from issuance of Units	10,232	—
Units offering issuance cost	(884)	—
Proceeds from issuance of common stock to related party	—	4,000
Payments on finance leases	(537)	(540)
Proceeds from issuance of convertible notes	—	10,000
Transaction costs related to debt and equity issuances	—	(3,731)
Payment of debt	(726)	—
Net cash provided by financing activities	12,835	9,729

Increase (decrease) in cash and cash equivalents	(3,550)	(5,623)
Cash and cash equivalents, beginning of period	12,138	34,905
Cash and cash equivalents, end of period	$8,588	$29,282

Non-cash investing activities:
Net transfer of instruments from inventory to property and equipment	$183	$88

Non-cash financing activities:
Extinguishment of 5.0% Notes through issuance of common stock	$43	$—
Capital contribution from the exchange of secured note and accrued interest through the issuance of common stock with related party	$—	$25,363
Exchange of 2.5% Notes and accrued interest for 5.0% Convertible Senior Notes (the “5.0% Notes”)	$—	$56,893
Debt premium on issuance of 5.0% Notes	$—	$6,023
Bifurcated derivative liability	$—	$38,160

Supplemental cash flow information:
Interest paid	$33	$—